Exhibit 10.2

AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

           THIS AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this “Agreement”), is made as of the March, 2011, by and among (i) Check-Cap Ltd. (company number 51-4259811), a company organized under the laws of the State of Israel (the “Company”), (ii) Pontifax (Cayman) II L.P., Pontifax (Israel) II L.P., and Pontifax (Israel) II - Individual Investors L.P. (collectively: “Pontifax”), (iii) Docor International B.V. ("Docor"), Spearhead Investments (Bio) Ltd. ("Spearhead'), Jacobs Investment Company LLC ("Jacobs") (Pontifax, Docor, Spearhead and Jacobs, referred to herein as the "Majority Holders", and acting on behalf of the Shareholders and the New Shareholders (as defined below) and (iv) certain Preferred D Shareholder listed in Schedule A hereto .

W I T N E S S E T H :

           WHEREAS, as of June 1, 2009 a Shareholders Agreement (the "Original Agreement") was entered into by and among the Company, Pontifax, the Shareholders (as defined in the Original Agreement and as listed here in Schedule B) and the New Shareholders (as defined in the Original Agreement); (the "LLC"); and

WHEREAS, subsequent to June 1, 2009, certain other shareholders of the Company became parties to the Original Agreement as "New Shareholders", such that the Preferred C Shareholders listed in Schedule a hereof  constitute all of the "New Shareholders" under the Original Agreement;

WHEREAS, pursuant to the Original Agreement, such Original Agreement may be amended by the written consent of the Company and the holders of more than 50% of the Registrable Shares (as defined in such Original Agreement and including Pontifax); and

WHEREAS, the Majority Holders  hold more than 50% of the Registrable Shares and are thus entitled to amend the Original Agreement on behalf of the Shareholders and the New Shareholders; and

           WHEREAS, as a part of a Series D financing round of the Company, the parties hereto wish to provide certain investors listed in Schedule A hereto as the Preferred D Shareholders (who, upon entry into of this Agreement shall, for purposes of this Agreement hereinafter be referred to as the "New Shareholders" together and collectively with the Preferred C Shareholders listed in Schedule A hereof) with certain registration and information rights;

           NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, it is hereby agreed that the Original Agreement shall be amended and restated to read as follows:

1.	Registration Rights

1.1	Definitions

"Affiliate" with respect to any shareholder shall mean:  (i) any Person controlling, controlled by or under common control with said shareholder (including any partnership in which such shareholder serves as a general partner or any entity in which such shareholder, its Affiliates and any of their respective Immediate Family Shareholders own greater than 10% in the aggregate of the issued and outstanding voting equity); (ii) any officer, director, trustee limited or general partner of any shareholder or of any Person so controlling, controlled by or under common control with said shareholder; provided that the Company shall not be deemed an Affiliate of any shareholder; and (iii) any Person which a shareholder has the power to direct or cause the direction of the policies or management whether by voting power or otherwise;

“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act or any other applicable law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or affiliates) of the Securities Act, or any rule or regulation promulgated thereunder.

"Exchange Act" means the US Federal Securities Act of 1934, as amended.

"Immediate Family Shareholder" means with respect to any shareholder who is a natural person, such shareholder’s parents (including step-parents), siblings (including step-siblings), spouse and children (including step-children).

“Permitted Transferee” with respect to a Shareholder or New Shareholder means such Shareholder or New Shareholder, such (New) Shareholder's spouse or a descendant of such (New) Shareholder, or a trust for the benefit of any of the foregoing, (i) an Affiliate of a (New) Shareholder, (ii) another (New) Shareholder, (iii) the Company, (iv) the partners or shareholders of a (New) Shareholder that is a partnership or limited liability company, respectively, or (v) a transferee approved by the Board of Directors.  Notwithstanding the foregoing, no competitor of the Company or Affiliate of a competitor can be a Permitted Transferee.

“Person” - means an individual, corporation, partnership, joint venture, trust, and any other body corporate or unincorporated organization;

"Piggyback Registration" shall have the meaning ascribed to such term in Section 1.3 hereof.

"Qualifying IPO" means an initial public offering by the Company or a corporate successor of its equity interests in which at least $50 million is raised at a pre money Company valuation of at least $200 million.

"Registrable Securities" means (a) any Ordinary Shares issued upon conversion of Preferred A Shares, Preferred B Shares, Preferred C Shares or Preferred D Shares and (b) any Ordinary Shares issued or issuable with respect to the securities referred to in clause (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other similar transaction.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in effect) or repurchased by the Company or any subsidiary of the Company.

“Registration Expenses" shall mean all expenses incurred in connection with any Demand or Piggyback Registration pursuant to this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company but including one counsel for the holders of the Registrable Securities.

"Securities Act" means the US Federal Securities Act of 1933, as amended.

”Securities and Exchange Commission" means the United States Securities and Exchange Commission.

1.2	Requests for Registration.

            At any time after the shares of the Company are traded on a securities exchange, either the (i) holders of a majority of the Preferred D Shares, or (ii) the holders of a majority of the Preferred C Shares or (ii) the Persons holding at least twenty percent (20%) of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities.  There shall be a maximum of two such registrations ("Demand Registrations") permitted under this Section 1.2 for each former holder of Preferred D Shares, each former holder of Preferred C Shares, each former holder of Preferred A Shares and each former Holder of Preferred B Shares with respect to all of such former holder's shares.  Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering.  Within 10 days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

           1.3           Right to Piggyback.

           At any time after the shares of the Company are traded on a securities exchange, whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration, registrations for employee stock plans or pursuant to Rule 145 under the Securities Act) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.

           1.4           Registration Expenses.

           The Company shall pay all Registration Expenses including the cost of one counsel to represent all sellers of Registrable Securities.  A registration shall not count as a permitted registration until it has become effective and remained effective for at least 120 days; provided however, that the Company shall not be required to pay any Registration Expenses in connection with any registration initiated if such registration is subsequently withdrawn (other than a withdrawal due to a material adverse change not known to the holders of Registrable Securities at the time of such demand or requests by the Company or its underwriters to reduce the size of the offering and, because of such request, the holders of at least a majority of the Registrable Securities elect to withdraw).

           1.5            Rule 144(k).

           If any proposed sale of Registrable Securities may be effected by the holders thereof pursuant to Rule 144(k) without any adverse effect on the proposed sale as reasonably determined by such holders, including without limitation the contemplated sale price or the quantity of Registrable Securities to be sold, then the holders of the Registrable Securities covenant to rely upon Rule 144(k) under the Securities Act in the sale thereof in lieu of requesting a Demand Registration.

           1.6           Registration Procedures.

           Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i)            prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one (1) counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(ii)           notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii)          furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv)          use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of any of the United States as a seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (b) subject itself to taxation in any such jurisdiction, or (c) consent to general service of process in any such jurisdiction);

(v)           notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vi)          cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any;

(vii)         provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(viii)        enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions, including arranging for provision by accountants of “comfort letters”, as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(ix)           make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(x)           otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi)          if any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if in such holder's sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of the Company, (a) insert therein language, at such holder's request, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar U.S. Federal statute then in force, delete the reference to such holder; provided that with respect to this clause (b) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company;

(xii)         in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, obtain the withdrawal of such order and notify each seller of Registrable Securities of such stop order;

(xiii)        in the event such registration is an underwritten public offering, enter into and perform the Company's obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

1.7	Registration Priority.

To the extent it is not in the Company's best interest for all of the former holders of Preferred D Shares, Preferred C Shares, Preferred A Shares and Preferred B Shares to participate in any Demand or Piggyback Registration, the former holders of Preferred D Shares  shall have priority in selling their Registrable Securities held as a result of their former Preferred D Shareholdings before the Registrable Securities held by any person as a result of their holdings of Ordinary Shares or former holdings of Preferred C Shares, Preferred A Shares or Preferred B Shares may be registered and sold. The former holders of Preferred C Shares shall have priority in selling their Registrable Securities held as a result of their former Preferred C Shareholdings before the Registrable Securities held by any person as a result of their holdings of Ordinary Shares or former holdings of Preferred A Shares or Preferred B Shares may be registered and sold. The former holders of Preferred A Shares shall have priority in selling their Registrable Securities held as a result of their former Preferred A Shareholdings before the Registrable Securities held by any person as a result of their holdings of Ordinary Shares or former holdings of Preferred B Shares may be registered and sold.

1.8	Registrations Outside the United States.

The terms of this Agreement are drafted primarily in contemplation of securities offerings in the United States of America.  The parties recognize, however, the possibility that there may be one or more registrations in a jurisdiction other than the United States of America.  It is, accordingly, their intention that whenever this Agreement refers to a law or institution of the United States of America but the parties wish to effectuate a registration in a different jurisdiction (and without derogating from all rights or expanding any rights of shareholders and obligations of the Company’s regarding such registrations), reference in this Agreement to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question.

1.9	Indemnification.

If any Registrable Securities are included in a registration statement under this Agreement:

1.9.1           To the extent permitted by law, the Company will indemnify and hold harmless each selling holder of Registrable Securities, and the partners, members, officers, directors, and shareholders of each such holder; legal counsel and accountants for each such holder; any underwriter (as defined in the Securities Act) for each such holder; and each Person, if any, who controls such holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.9.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

1.9.2           To the extent permitted by law, each selling holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling holder expressly for use in connection with such registration; and each such selling holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.9.2 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 1.9.2 exceed the proceeds from the offering received by such holder (net of any selling expenses paid by such holder), except in the case of fraud or willful misconduct by such holder.

1.9.3           Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of this Section 1.9 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within fifteen (15) days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the indemnified party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

1.9.4           Notwithstanding anything else herein to the contrary, the foregoing indemnity agreements of the Company and the selling holders are subject to the conditions that (i) insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act and (ii) to the extent that such material statement or omission was the result of information provided by or on behalf of any selling holder to the Company to be included in the offering materials then the Company shall not be bound by this indemnity agreement with respect to such statements or omissions by a selling holder in the offering materials if not corrected in a Final Prospectus.

1.9.5           To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 1.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 1.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 1.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall a holder’s liability pursuant to this Section 1.9.5, when combined with the amounts paid or payable by such holder pursuant to Section 1.9.2, exceed the proceeds from the offering received by such holder (net of any selling expenses) paid by such holder), except in the case of willful misconduct or fraud by such holder.

1.9.6           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

1.9.7           Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration under this Agreement, and otherwise shall survive the termination of this Agreement.

2.	Issues Relating to the Board of Directors.

2.1           Promptly following the entering into effect of this Agreement, the Board of Directors of the Company (the “Board”) will form an HR Committee comprised of the Director appointed by Pontifax to the Board (the “Pontifax Director”), the director representing the Company’s Preferred A Shareholders, and the director representing the Company’s Preferred B Shareholders. The HR Committee will review and approve the terms of employment of all VP level management of the Company.

2.2           The Board shall have the right to appoint, in the name of the Company, (an) advisor(s), counsel, (an) attorney(s), (a) consultant(s) or other third party to provide strategic advice, scientific assessments, legal advice, general business development advice or other specialist advice which, in the opinion of the Pontifax Director, facilitates the fulfillment of their roles as directors.  The fees for such advice will be paid by the Company.

2.3           Promptly following the date hereof, the Board of Directors will form a Business Development and Management Committee, including the Pontifax member of the Board. In addition, representatives of Pontifax will serve as external members of the Business Development and Management Committee.

2.4           The Pontifax Director shall have the right to determine the location of one "in person" Board meeting each year. The Company will reimburse the Pontifax Director and observer for reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board meetings.

3	Information Rights.

The Company will deliver, when and as appropriate, the following to each of the Shareholders and New Shareholders:

3.1           As soon as practicable after the end of each calendar quarter, and in any event within 45 days thereafter, a balance sheet of the Company as of the end of such period and the related statements of shareholders' equity, income and cash flow for such period and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and fiscal year to date, all in reasonable detail, and duly certified (except for the absence of footnotes and subject to normal year-end adjustments and accruals) by the chief financial officer of the Company as having been prepared in accordance with GAAP, except with regard to the valuation of the Company's underlying asset which shall be valued in accordance with Statutory Accounting Practices.

3.2           As soon as practicable after the end of each fiscal year, and in any event within 60 days thereafter, a balance sheet of the Company as of the end of such year and the related statements of shareholders' equity, income and cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and fiscal year to date, all in reasonable detail, and duly certified (except for the absence of footnotes and subject to normal year-end adjustments and accruals) by the chief financial officer of the Company as having been prepared in accordance with GAAP, except with regard to the valuation of the Company's underlying asset which shall be valued in accordance with Statutory Accounting Practices.

3.3           As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year, a balance sheet of the Company as of the end of such year and the related statements of shareholders' equity, income and cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, as audited by a firm of independent certified public accountants of recognized national standing selected by the Board.

3.4           Promptly upon receipt thereof, any written report submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company made by such accountants.

3.5           Each of the financial statements referred to in Section 3.1 and 3.2 will be complete and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company).  Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, the shareholders shall use their best efforts to maintain the confidentiality of all nonpublic information obtained by them hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided that the shareholders may disclose such information in connection with the sale or transfer or proposed sale or transfer of any securities of the Company, if the transferee or proposed transferee agrees in writing to be bound by the provisions hereof.

3.6           In addition, the Company will deliver to the holders of Preferred C Shares, within ten (10) business days of the end of each month, monthly and quarterly management reports in a form satisfactory to Pontifax. At such time, the Company shall also deliver such reports to the holders of Preferred D Shares.

3.7           In addition, the Company will deliver to the holders of Preferred C Shares and the holders of the Preferred D Shares, within sixty (60) days prior to the first day of the year covered by such plan and budget, an annual operating plan and budget.

4	Distributions, Reorganization.

4.1           The Company shall make commercially reasonable efforts to make or cause to be made distributions, or to advance funds to the holders of Ordinary Shares, Preferred A Shares and/or Preferred B Shares as are necessary to eliminate the tax impact of the reorganization and the transfer of certain assets or licensing of certain Company assets from Check-Cap LLC (the “Reorganization”).  Notwithstanding the foregoing, the Company will not advance payments to holders of Ordinary Shares, Preferred A Shares and/or Preferred B Shares to address the fact that they will no longer receive a "pass through" of losses generated by the Company as they have while owning units of Check-Cap LLC. These advances, if and to the extent made, will be deducted from any distributions such shareholders receive from the Company.

4.2           In consideration for the respective Company securities issued to each of the Shareholders as part of the Reorganization, each of the Shareholders hereby irrevocably waives any and all right, claim or demand it, its successors and/or assigns, may have in connection with any of the transactions consummated or contemplated as part of the Reorganization, of whatsoever kind or nature, whether known or unknown, concealed or hidden, it had, has or shall have against Check-Cap LLC, the Company and/or their affiliates and subsidiaries, predecessors, successors and assigns, directors, shareholders, officers, employees and agents, whether current, past or in the future.

5	Major Decisions.

            In the event that the Company takes any action which is a Major Decision under Article 73(a) without obtaining the affirmative vote of the Requisite Number of Directors, as such term is defined in the Articles of Association, or under Article 73(c) without the consent of the Pontifax Director, or any decision under Article 73(d) without the consent of those persons holding at least a majority of the Preferred C Shares, as applicable, and as set forth in Article 73, such action shall be void and of no force and effect.

6	Miscellaneous.

6.1           Further Assurances.  Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby, including as shall be necessary for the consummation of the Reorganization.

6.2           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof.  Any dispute arising under or in relation to this Agreement shall be resolved in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

6.3           Successors and Assigns; Assignment.  Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.  None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of the Company and holders of more than 50% of the Registrable Shares, with the exception of (a) assignments and transfers between the holders of the Preferred Shares of the same class, and (b) assignments and transfers to Permitted Transferees, provided, however, that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address and any other requested relevant information of such transferee and the Registrable Securities with respect to which such rights are being transferred; (b) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement; and (c) such transferee delivers to the Company a duly signed declaration of waiver acknowledging prohibition of access to classified security information.

6.4           Entire Agreement; Amendment and Waiver.  This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof.  Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and more than 50% of the Registrable Shares, including Pontifax. Notwithstanding the above, and without derogating therefrom, any investor participating in the Series D Financing round of the Company shall become a party to this Agreement, bound by the terms and provisions thereof, by adding his signature to this Agreement.

6.5           Notices, etc.  All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or prepaid air courier, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth in the Company’s Register of Shareholders, or such other address with respect to a party as such party shall notify the Company in writing as above provided.  Any notice sent in accordance with this Section 7.5 shall be effective (i) if mailed, five (5) business days after mailing, (ii) if by air courier, two (2) business days after delivery to the courier service, (iii) if sent by messenger, upon delivery, and (iv) if sent via telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

6.6           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

6.7           Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

6.8           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

Check-Cap Ltd.	Docor International B.V.

By: ________________________	By: _________________________
Name: ________________________	Name: _______________________
Title: _________________________	Title: ________________________

Pontifax (Cayman) II L.P.	Spearhead Investments (Bio) Ltd.
By: ________________________	By: __________________________
Name: ________________________	Name: _______________________
Title: _________________________	Title: ________________________

Pontifax (Israel) II L.P.	Jacobs Investment Company LLC
By: ________________________	By: __________________________
Name: ________________________	Name: _______________________
Title: _________________________	Title: ________________________

Schedule A
(New Shareholders)

1.	Preferred C Shareholders

D. Gideon Searle	MPI 2008	Pontifax (Cayman) II L.P.
Counterpoint Ventures	Ari Kalman	Pontifax (Israel) II L.P.,
Walter Robb	Carey Kalant	Pontifax (Israel) II Individual Investors L.P.
Larry Byrne	Jacobs Investment Company LLC	Eunice Goldberg
Emigrant Alternative Portfolios LLC	E.Scott Jackson Irrevocable Family Trust	Fred B Walters Irrevocable Family Trust (together with Roger Walters Irrevocable Family Trust)
Eyal Sherazki	Amir Avni	Norman Jackson
Samual and Renee Sax Trust u/a/d 3/3/2004	Lawrence Oberman	Jody Williams
Ed McCallum	David Gelfand	Moked Ituran Ltd.
Hertzel Bybabyov	Sheila Saporito	Shimon Yakabov
Thomas C. Reynolds	Moshit and Ron Yaffe	Spearhead Investments (Bio) Ltd.
Docor International BV	Mark Sweeny

2.	Preferred D Shareholders

Eastern Petroleum Investment Company Limited	Pontifax (Israel) II - Individual Investors, L.P.	Pontifax (Cayman) II L.P.
Pontifax (Israel) II L.P.	Bamna Holdings Ltd.	Remer Holdings Inc.
OGI Infrastructure & Telecom (pte) Ltd.	DoCor International BV	Red Car Group
Asher Haddad	Bank Julius Baer and Co Ltd.	Jacobs Investment Company LLC
Michael and Dorit Cohen	Nachum Friedman	J. Rieger Ltd.
Mishor Dahan Technologies Ltd.	Tricko Fuchs Ltd.	E.E.T. Holdings Ltd.
87215 Canada Ltd.	Anfield Ltd.	Danny Silbiger
Reuven Adler	Ray Graf	Michael Warren
Jake Foley III	ARZ Chemicals Ltd.	Collace Services Limited
Alon Barda	Edward L. McCallum Jr.	Gabriella Ravid
Arik Lukatch	Meir Heth	Tal & Michal Rivkind
Shevlyn Ciral	Moshit & Ron Yaffe	Derek Locke
Perry Goldberg	Gary Kneisel	LeRoy C. Prichard
Cary Kalant

Schedule B
List of Shareholders

Ordinary Shares

Thomas F. Sax	Eddo Dinstein
Samuel and Renee Sax Trust u/a/d 3/3/2004	Hadar Kimchy
Sebastian Sax Supplemental Needs Trust u/a/d 3/3/2004	Sigalit Kimchy
Andy Logan	Yoav Kimchy

Preferred A Shares

Emigrant Alternative Portfolios LLC	William Horwitch
Counterpoint Ventures	Stuart Schwartz
D. Gideon Searle	John Hayes
Richard Kipper	Grant McCullagh
Marianne Kipper	Peter Ricker
Lawrence Oberman	Sid Black

Preferred B Shares

Emigrant Alternative Portfolios LLC	Stan Green
Counterpoint Ventures	Lawrence & Terence Byrne JTWROS
D. Gideon Searle	Stephen A. Frost
Richard Kipper	Sheila Saporito
Marianne Kipper	Eunice Diane Goldberg
Lawrence Oberman	Paddy McGwire

Joinder Agreement

This Joinder Agreement (“Joinder Agreement”) is made and entered into as of January 10, 2012, by and among (i) Check-Cap Ltd. (company number 51-4259811), a company organized under the laws of the State of Israel (the “Company”), (ii) GE Medical Systems Israel Ltd., a company organized under the laws of the State of Israel, and GE Capital Equity Holdings Inc., a company organized under the laws of the United States of America (the “Additional Shareholders”), (iii) Pontifax (Cayman) II L.P., Pontifax (Israel) II L.P., and Pontifax (Israel) II - Individual Investors L.P.,  and (iv) those additional shareholders of the Company who have executed this Joinder Agreement (collectively, the "Parties"). This Joinder Agreement is entered into pursuant to and as an addendum to that certain Amended and Restated Shareholders' Agreement dated March, 2011 by and among the Company and those persons and entities listed on Schedule I hereto (the "Original Agreement"). Capitalized terms used, but not defined herein, shall have the meaning ascribed to such terms in the Original Agreement, of which this Joinder Agreement constitutes an integral part.

WHEREAS, Section 6.4 of the Original Agreement provides that the Original Agreement may be amended with the written consent of the Company and more than 50% of the Registrable Shares, including Pontifax (hereinafter: the "Requisite Majority"); and

WHEREAS, the Parties to this Joinder Agreement constitute, at least, the Requisite majority; and

WHEREAS, the parties desire that each of the Additional Shareholders shall join and be made a party to the Original Agreement as of the date of this Joinder Agreement as if it was an original party thereto.

NOW, THEREFORE, it is hereby agreed that the Original Agreement shall be amended as follows:

1.	Each Additional Shareholder shall join and be made a party to the Original Agreement as of the date of this Joinder Agreement as if it was an original party thereto.

2.	Any reference to the term Preferred D Shareholder in the Original Agreement shall be deemed to include, for all intents and purposes, the Additional Shareholders.

3.
Each of the Additional Shareholders agrees, acknowledges and confirms that, upon the execution of this Joinder Agreement, it shall become and be deemed to be a party to the Original Agreement as of the date hereof and shall have all of the rights and obligations of the “Preferred D Shareholder” thereunder, and shall be bound by all of the provisions set forth in the Original Agreement as if it was an original party thereto.

4.
The Parties hereby ratify, and agree to be bound by all of the terms, provisions and conditions contained in the Original Agreement as amended herein and hereby agree to execute any additional documents and perform any additional actions so required or hereunder in order to effect this Joinder Agreement.

5.
This Joinder Agreement (together with the schedules and exhibits attached hereto), when read together with the Original Agreement (together with the schedules and exhibits attached thereto), contains the entire understanding of the parties with respect to its subject matter and all prior negotiations, discussions, commitments, and understandings heretofore had between them with respect hereto are merged therein.

6.	This Joinder Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.
Any term of this Joinder Agreement may be amended (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and 50% of the Registrable Shares, including Pontifax.

8.
All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or prepaid air courier, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth in the Company's Register of shareholders, or such other address with respect to a party as such party shall notify the Company in writing as above provided. Any notice sent in accordance with this Section 8 shall be effective (i) if mailed, five (5) business days after mailing, (ii) if by air courier, two (2) business days after delivery to the courier service, (iii) if sent by messenger, upon delivery, and (iv) if sent via telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties have executed this Joinder Agreement as of the date written below.

Date:  ______________, ________

___________________ Check Cap Ltd. By: ____________________ Title: ____________________	_______________________ GE Capital Equity Holdings Inc. By: ____________________ Title: ____________________	______________________ GE Medical Systems Israel Ltd. By: ____________________ Title: ____________________
___________________ Docor International B.V. By: ____________________ Title: ____________________	___________________ Pontifax (Cayman) II L.P. By: ____________________ Title: ____________________	___________________ Spearhead Investments (Bio) Ltd. By: ____________________ Title: ____________________
___________________ Pontifax (Israel) II Ltd. By: ____________________ Title: ____________________	___________________ Jacobs Investments Company LLC By: ____________________ Title: ____________________	___________________ Pontifax (Israel) II – Individual Investor, L.P. By: ____________________ Title: ____________________
____________________ Eastern Petroleum Investment Company Limited	____________________ Bamna Holdings Ltd.	____________________ Remer Holdings Inc.
____________________ Remer Holdings Inc.	____________________ OGI Infrastructure Telecom (pte) Ltd.	____________________ Red Car Group

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____________________ Asher Haddad	____________________ Bank Julius Baer and Co Ltd.	____________________ Michael and Dorit Cohen
____________________ Nachum Friedman	____________________ J. Rieger Ltd.	____________________ Mishor Dahan technologies Ltd.
____________________ Tricko Fuchs Ltd.	____________________ E.E.T. Holdings Ltd.	____________________ 87215 Canada Ltd.
____________________ Anfield Ltd.	____________________ Danny Silbiger	____________________ Reuven Adler
____________________ Ray Graf	____________________ Michael Warren	____________________ Jake Foley III
____________________ ARZ Chemicals Ltd.	____________________ Collace Services Ltd.	____________________ Alon Barda
____________________ Edward L. McCallum Jr.	____________________ Gabriella Ravid	____________________ Arik Lukatch
____________________ Meir Heth	____________________ Tal & Michal Rivkind	____________________ Shevlyn Ciral
____________________ Moshit & Ron Yaffe	____________________ Derek Locke	____________________ Perry Goldberg
____________________ Gary Kneisel	____________________ LeRoy C. Prichard	____________________ Cary Kalant
____________________ D. Gideon Searle	____________________ MPI 2008	____________________ Counterpoint Ventures
____________________ Ari Kalman	____________________ Walter Robb	____________________ Carey Kalant
____________________ Larry Byrne	____________________ Eunice Goldberg	____________________ Emigrant Alternative Portfolio LLC

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____________________ E. Scott Jackson Irrevocable Family Trust	____________________ Fred B Walters Irrevocable Family Trust (together with Roger Walters Irrevocable Family Trust)	____________________ Eyal Sherazki
____________________ Amir Avni	____________________ Norman Jackson	____________________ Samual and Renee Sax Trust u/a/d 3/3/2004
____________________ Lawrence Oberman	____________________ Jody Williams	____________________ David Gelfand
____________________ Moked Ituran Ltd.	____________________ Hertzel Bybabyov	____________________ Sheila Saporito
____________________ Shimon Yakabov	____________________ Thomas C. Reynolds	____________________ Spearhead Investments (Bio) Ltd.
____________________ Mark Sweeny	____________________ Thomas F. Sax	____________________ Eddo Dinstein
____________________ Hadar Kimchy	____________________ Sigalit Kimchy	____________________ Yoav Kimchy
____________________ Andy Logan	____________________ Sebastian Sax Supplemental Needs Trust u/a/d 3/3/2004	____________________ William Horwitch
____________________ Stuart Schwartz	____________________ John Hayes	____________________ Grant McCullagh
____________________ Peter Ricker	____________________ Sid Black	____________________ Stan Green
____________________ Richard Kipper	____________________ Marianne Kipper	____________________ Lawrence & Terence Byrne JTWROS
____________________ Stephen A. Fronst	____________________ Sheila Saporito	____________________ Eunice Diane Goldberg
____________________ Paddy McGwire

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